UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2005

BORLAND SOFTWARE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16096	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way
Scotts Valley, California 95066-3249
 (Address of principal executive offices, including zip code)

(831) 431-1000
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2005, in connection with their appointment to the Board of Directors of Borland Software Corporation ("Borland" or the "Company"), options to purchase 30,000 shares of Borland common stock were granted to each of John F. Olsen and Gregory W. Slayton pursuant to the terms of the automatic option grant program of the 2002 Stock Incentive Plan. A description of director compensation is attached hereto as Exhibit 10.77 to this Current Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 17, 2005, the Borland Board of Directors appointed Mr. John F. Olsen and Mr. Gregory W. Slayton to the Company's Board of Directors. It is not yet determined on which committees Messrs. Olsen and Slayton will serve. It is intended that Messrs. Olsen and Slayton will stand for election as directors at the 2005 Annual Meeting of Stockholders. A copy of the press release issued on February 18, 2005 announcing the appointments is attached hereto as Exhibit 99.1 to this Current Report.

Mr. Slayton is the Chairman and, together with members of his immediate family, the holder of one hundred percent (100%) of the outstanding stock of Federal Solutions Group LLC ("FSG"). The Company and FSG were parties to a Master Agreement for Professional Services, dated July 1, 2003 (the "Agreement") and which was terminated effective December 31, 2004. Under the terms of the Agreement, FSG provided services to Borland intended to increase Borland's sales opportunities within the federal government in exchange for a monthly fee of $5,000, success fees in the amount of 1-7% of net sales revenues with respect to sales generated in whole or in part through FSG services, and reimbursement of expenses. Total payments under the Agreement have totaled approximately $110,000, including payments of approximately $77,000 in the year ended December 31, 2004. Under the terms of the Agreement, upon termination of the Agreement, Borland has an obligation to pay success fees to FSG for certain contracts generated in whole or in part by FSG either during the term of the Agreement or for a period of one (1) year following the termination of the Agreement.

Although the Agreement by and between the Company and FSG has been terminated, the potential future remaining payment obligations of the Company pursuant to the Agreement may constitute a "related party transaction" under applicable rules of the Nasdaq National Market. As a result, the Audit Committee of the Company's Board of Directors has considered and specifically ratified the continued performance of the Company's remaining obligations under the contract with FSG. In light of the fact that the Agreement has been terminated and was made in the ordinary course of business, the Company's Board of Directors has determined that the remaining obligations to FSG do not constitute a conflict of interest requiring a waiver of our applicable Code of Conduct.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 17, 2005, the Borland Board of Directors approved an amendment to Article III, Section 2 of Borland's Bylaws to increase the number of directors from eight (8) to nine (9). The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.	Description

3.2	Amended and Restated Bylaws of Borland Software Corporation
99.1	Press Release of Borland Software Corporation dated February 18, 2005
10.77	Summary of Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BORLAND SOFTWARE CORPORATION

/s/ TIMOTHY J. STEVENS

Timothy J. Stevens Senior Vice President and General Counsel

Date: February 18, 2005

EXHIBIT INDEX
Exhibit No.	Description

3.2	Amended and Restated Bylaws of Borland Software Corporation
99.1	Press Release of Borland Software Corporation dated February 18, 2005
10.77	Summary of Director Compensation